Exhibit 99.(a)(1)(C)

FORM OF COMMENCEMENT NOTICE

To:	[Eligible Optionee]
From:	SST Stock Administration
Subject:	Commencement of Offer to Amend Eligible 409A Options and to Replace Eligible Underwater Options

On February 11, 2008, SST sent you an email announcing the intention to conduct a “tender offer” to address certain adverse tax consequences associated with employee stock options.  Today, SST has formally commenced this tender offer program, which we call the “Offer to Amend Eligible 409A Options and to Replace Eligible Underwater Options.”  This Offer has two separate parts:

•                  Offer to Amend:  Some of our employees hold stock options with exercise prices that may be lower than the fair market value of our common stock on the applicable grant date, as determined for tax purposes.  These options may therefore be subject to adverse U.S. tax consequences under Section 409A of the U.S. Internal Revenue Code of 1986, as amended.  To address this situation, we are offering to amend these options to help each eligible optionee avoid or minimize such adverse taxation.

•                  Offer to Replace:  Many of our employees hold stock options with exercise prices that significantly exceed the current market price of our common stock.  These options no longer provide the long-term incentive and retention objectives that they were intended to provide.  To address this situation, we are offering each eligible optionee holding one or more of these options the opportunity to replace those options with new options for a lesser number of shares and having different terms (as described more completely in the Offering Memorandum), including a lower exercise price.

The complete terms and conditions of this tender offer program are set forth in the documents available at our tender offer website: https://ssti.equitybenefits.com.  These documents were also filed today with the Securities and Exchange Commission, and can be viewed at www.sec.gov.  These documents contain specific details about the tender offer, including a Summary of Terms, which we encourage you to carefully review.

Additionally, a personalized information statement which describes the details of your outstanding option grants and the extent to which they are eligible for participation in the tender offer is available at our tender offer website.  You may request a paper copy of your personalized information statement by emailing SST Stock Administration at stockadmin@SST.com.

IMPORTANT: Whether or not you intend to participate in the tender offer, you must submit an executed Election Form indicating your intention to accept or reject the tender offer prior to 11:59 p.m., Thursday, May 1, 2008 at 11:59 p.m., Pacific Daylight Time (or a later time if the offer is extended).

Finally, SST and a representative of Cooley Godward Kronish LLP will be holding two informational sessions to help explain the material terms of the tender offer.  The first session will be held on Monday, April 7, 2008 at 8:30 a.m. Pacific Daylight Time/ 4:30 p.m. British Summer Time.  The second session will be held on Monday, April 7, 2008 at 5:30 p.m. Pacific Daylight Time/ Tuesday, April 8, 2008 at 8:30 a.m. China Standard Time.  Both sessions will be held at SST’s corporate headquarters.  Please plan to attend one of the information sessions.  If you are unable to attend in person, you may access the webcast or the audio portion of the presentation as follows:

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If you believe you have not received the necessary documentation in connection with the tender offer, or if you have any questions about the documentation you have received, please email your question to stockadmin@SST.com.

Participation in the tender offer is voluntary, but may enable you to eliminate or minimize the potentially adverse personal tax consequences you may otherwise incur with respect to certain stock option grants.  We strongly recommend that you consult with your personal financial, tax and legal advisors to determine the tax consequences of electing or declining to participate in the tender offer.

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